Morgan Stanley Growth Fund
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts


  Maruti                                                               Kotak
  Udyog     06/12/  72,243    $125  9,030,41  28,875   0.32%   0.35   Mahindra
 Limited      03     ,300              2,      ,000             %     Capital
                                       500                            Company
                                                                        Ltd.

                                                                      Pacific
                                                                       Crest
Ipass Inc   07/23/  7,000,    $14   $98,000,   3,600  0.051%   0.10  Securities
              03      000              000                      2%      , SG
                                                                       Cowen,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                        RBC
                                                                      Capital
                                                                      Markets,
                                                                       Morgan
                                                                      Stanley
                                                                     and Thomas
                                                                       Weisel
                                                                      Partners
                                                                        LLC



 Amphenol                                                            Citigroup,
Corporatio  08/15/  8,700,    $50   $435,000  29,200  0.336%   0.24   Merrill
    n         03      000             ,000                      2%    Lynch &
                                                                     Co, Morgan
                                                                      Stanley,
                                                                       Lehman
                                                                     Brothers,
                                                                        UBS
                                                                     Investment
                                                                       Bank,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                        , JP
                                                                     Morgan and
                                                                       Thomas
                                                                       Weisel
                                                                      Partners
                                                                        LLC



                                                                       Morgan
Accenture   09/23/  82,000    $21   $1,722,0  86,450  0.105%   0.28   Stanley,
 Limited      03     ,000              00,                      9%   JP Morgan,
                                       000                             Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                        UBS
                                                                     Investment
                                                                     Bank, Banc
                                                                     of America
                                                                     Securities
                                                                        LLC,
                                                                     Citigroup,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                     , Merrill
                                                                      Lynch &
                                                                        Co,
                                                                      Goldman
                                                                      Sachs &
                                                                       Co, SG
                                                                       Cowen,
                                                                      Wachovia
                                                                     Securities
                                                                      , Lehman
                                                                     Brothers,
                                                                     Neddham &
                                                                      Company
                                                                        Inc,
                                                                     Soundview
                                                                     Technology
                                                                       Group,
                                                                        Bear
                                                                     Stearns &
                                                                      Co, ABN
                                                                        AMRO
                                                                      Rothsch,
                                                                     Cazenove,
                                                                     Robert W.
                                                                      Baird &
                                                                      Co, Legg
                                                                     Mason Wood
                                                                       Walker
                                                                        Inc,
                                                                       Scotia
                                                                      Capital
                                                                        and
                                                                      Pacific
                                                                       Growth
                                                                      Equities